Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 29, 2023, Primo Water Corporation (the “Company”) completed the previously announced sale of a significant portion of the Company’s international business pursuant to the Share Purchase Agreement (as amended, the “Purchase Agreement”) entered into between the Company and Osmosis Buyer Limited, a company incorporated in England and a subsidiary of the Culligan Group (“Purchaser”) on November 2, 2023. The Purchaser acquired all of the issued and outstanding shares in the share capital of Carbon Luxembourg S.à.r.l. and certain of its subsidiaries comprising the Company’s European business (the “European Business”, the “Sale of the European Business” or the “Transaction”) as set forth in the Purchase Agreement. The Transaction excludes the Aimia Foods, United Kingdom, Portugal, and Israel businesses.

In connection with the Transaction, the Company and the Purchaser entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which the Purchaser will provide certain information technology and shared service center services to the Company for various service periods.

Basis of Pro Forma Information

The following unaudited pro forma condensed consolidated financial information is intended to show how the Transaction might have affected the historical financial statements of the Company if the Transaction had been completed at an earlier time indicated therein. The unaudited pro forma condensed consolidated financial information is derived from and should be read in conjunction with:

•
the unaudited condensed consolidated financial statements of Primo Water Corporation as of and for the nine months ended September 30, 2023, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2023;

•
the audited consolidated financial statements of Primo Water Corporation as of December 31, 2022, and January 1, 2022 and for the three fiscal years in the period ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and Accounting Standards Codification 205, Presentation of Financial Statements, Discontinued Operations, Other Presentation Matters. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K. The unaudited pro forma condensed consolidated balance sheet data as of September 30, 2023 gives effect to the Sale of the European Business as if it occurred on September 30, 2023. The unaudited pro forma condensed consolidated statements of operations data for the fiscal years ended December 31, 2022, January 1, 2022, January 2, 2021, and for the nine months ended September 30, 2023 assume that the Transaction was consummated on December 29, 2019.

Beginning in the fourth quarter of 2023, the Company determined the criteria for held for sale and discontinued operations were met, and the Company will present the European Business as discontinued operations in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The Company believes that the adjustments included in the Sale of European Business columns of the unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet are consistent with the guidance for discontinued operations under generally accepted accounting principles in the United States of America (“GAAP”). The Company’s current estimates on a held for sale and discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reflected in the financial statements as of and for the fiscal year ended December 30, 2023 reported in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

Article 11 of Regulation S-X requires that pro forma financial information include Transaction Accounting Adjustments that reflect only the application of required accounting for the Transaction. There are no Autonomous Entity Adjustments included in this unaudited pro forma condensed consolidated financial information.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in disclosures as Management Adjustments. Management has not identified any Management Adjustments which would enhance an understanding of the pro forma effects of the Transaction.

The Transaction Accounting Adjustments to reflect the Transaction in the unaudited pro forma condensed consolidated financial information include the following:

•
the sale of the assets and liabilities of the European Business pursuant to the Purchase Agreement required to be presented on a discontinued operations basis in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”);

•	adjustments required to record the estimated impact of the cash proceeds received in connection with the Transaction, net of transaction costs and income taxes;
•	the recognition of the estimated gain on sale in retained earnings as if the Sale of the European Business had occurred on September 30, 2023; and
•	the assumed voluntary repayment in full of the borrowings under the Company’s revolving credit facility with a portion of the cash proceeds.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results of the Company that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma condensed consolidated financial information does not purport to project the future operating results or financial position of the Company following the closing of the Transaction. The unaudited pro forma condensed consolidated statements of operations data and the unaudited pro forma condensed consolidated balance sheet data are based on certain assumptions, described in the accompanying notes, which management believes are reasonable.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2023
(in millions of U.S. dollars)

		Transaction Accounting Adjustments
	Historical	Sale of European Business 2(a)		Other Separation Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$97.8	$552.3	2(b)	$(132.0)	3(a)	$489.9
		(28.2)		-
Accounts receivable, net of allowance	277.5	(35.5)		-		242.0
Inventories	105.8	(18.0)		-		87.8
Prepaid expenses and other current assets	45.0	(2.8)		-		42.2
Total current assets	526.1	467.8		(132.0)		861.9
Property, plant and equipment, net	697.8	(85.2)		-		612.6
Operating lease right-of-use-assets	187.5	(15.0)		-		172.5
Goodwill	1,290.4	(176.7)		-		1,113.7
Intangibles assets, net	869.6	(89.9)		-		779.7
Other long-term assets	22.6	(1.3)		-		21.3
Total assets	$3,594.0	$99.7		$(132.0)		$3,561.7

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$153.3	$-		$(132.0)	3(a)	$21.3
Current maturities of long-term debt	16.3	(2.6)		-		13.7
Accounts payable and accrued liabilities	420.3	(65.6)		-		357.7
		3.0	2(c)	-
Current operating lease obligations	35.4	(5.2)		-		30.2
Total current liabilities	625.3	(70.4)		(132.0)		422.9
Long-term debt	1,269.8	(19.6)		-		1,250.2
Operating lease obligations	163.3	(9.8)		-		153.5
Deferred tax liabilities	175.8	(17.8)		-		158.0
Other long-term liabilities	69.1	(5.7)		-		63.4
Total liabilities	2,303.3	(123.3)		(132.0)		2,048.0
Equity
Common shares	1,285.7	-		-		1,285.7
Additional paid-in capital	87.6	-		-		87.6
Retained earnings	3.7	237.9	2(d)	-		241.6
Accumulated other comprehensive loss	(86.3)	(14.9)	2(d)	-		(101.2)
Total equity	1,290.7	223.0		-		1,513.7
Total liabilities and equity	$3,594.0	$99.7		$(132.0)		$3,561.7

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2023
 (in millions of U.S. dollars, except share and per share amounts)

		Transaction Accounting Adjustments
	Historical	Sale of European Business 2(e)	Other Separation Adjustments		Pro Forma
Revenue, net	$1,761.8	$(184.8)	$-		$1,577.0
Cost of sales	678.7	(52.8)	-		625.9
Gross profit	1,083.1	(132.0)	-		951.1
Selling, general and administrative expenses	936.5	(115.8)	4.1	3(b)	824.8
Loss on disposal of property, plant and equipment, net	4.0	(0.1)	-		3.9
Acquisition and integration expenses	6.4	(0.4)	-		6.0
Gain on sale of property	(5.3)	-	-		(5.3)
Operating income	141.5	(15.7)	(4.1)		121.7
Other (income) expense, net	(4.2)	(0.8)	-		(5.0)
Interest expense, net	57.2	(1.4)	(11.5)	3(c)	44.3
Income from continuing operations before income taxes	88.5	(13.5)	7.4		82.4
Income tax expense	28.0	(4.9)	0.9	3(d)	24.0
Net income from continuing operations	$60.5	$(8.6)	$6.5		$58.4

Net income from continuing operations per common share
Basic	$0.38				$0.37	2(f	)
Diluted	$0.38				$0.36	2(f	)
Weighted average common shares outstanding (in thousands)
Basic	159,446				159,446
Diluted	160,236				160,236

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2022
  (in millions of U.S. dollars, except share and per share amounts)

		Transaction Accounting Adjustments
	Historical	Sale of European Business 2(e)	Other Separation Adjustments			Pro Forma
Revenue, net	$2,215.1	$(205.6)	$-			$2,009.5
Cost of sales	921.7	(60.2)	-			861.5
Gross profit	1,293.4	(145.4)	-			1,148.0
Selling, general and administrative expenses	1,151.4	(142.3)	6.3	3(b	)	1,015.4
Loss on disposal of property, plant and equipment, net	8.5	(0.4)	-			8.1
Acquisition and integration expenses	15.3	(3.2)	-			12.1
Impairment charges	29.1	(13.5)	-			15.6
Gain on sale of property	(38.8)	-	-			(38.8)
Operating income (loss)	127.9	14.0	(6.3)			135.6
Other expense (income), net	8.8	(13.6)	-			(4.8)
Interest expense, net	69.8	(1.9)	(9.3)	3(c	)	58.6
Income (loss) from continuing operations before income taxes	49.3	29.5	3.0			81.8
Income tax expense (benefit)	19.7	0.6	0.9	3(d	)	21.2
Net income (loss) from continuing operations	$29.6	$28.9	$2.1			$60.6

Net income from continuing operations per common share
Basic	$0.18					$0.38	2(f	)
Diluted	$0.18					$0.37	2(f	)
Weighted average common shares outstanding (in thousands)
Basic	160,763					160,763
Diluted	161,885					161,885

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended January 1, 2022
(in millions of U.S. dollars, except share and per share amounts)

		Transaction Accounting Adjustments
	Historical	Sale of European Business 2(e)	Pro Forma
Revenue, net	$2,073.3	$(182.7)	$1,890.6
Cost of sales	915.9	(52.8)	863.1
Gross profit	1,157.4	(129.9)	1,027.5
Selling, general and administrative expenses	1,034.3	(134.5)	899.8
Loss on disposal of property, plant and equipment, net	9.3	(0.4)	8.9
Acquisition and integration expenses	10.8	(1.6)	9.2
Operating income (expense)	103.0	6.6	109.6
Other expense, net	27.9	(1.5)	26.4
Interest expense, net	68.8	(1.6)	67.2
Income (loss) from continuing operations before income taxes	6.3	9.7	16.0
Income tax expense	9.5	-	9.5
Net (loss) income from continuing operations	$(3.2)	$9.7	$6.5

Net (loss) income from continuing operations per common share
Basic	$(0.02)		$0.04	2(f	)
Diluted	$(0.02)		$0.04	2(f	)
Weighted average common shares outstanding (in thousands)
Basic	160,778		160,778
Diluted	160,778		162,595	2(f	)

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended January 2, 2021
  (in millions of U.S. dollars, except share and per share amounts)

		Transaction Accounting Adjustments
	Historical	Sale of European Business 2(e)	Pro Forma
Revenue, net	$1,953.5	$(176.7)	$1,776.8
Cost of sales	839.6	(49.3)	790.3
Gross profit	1,113.9	(127.4)	986.5
Selling, general and administrative expenses	1,006.6	(130.4)	876.2
Loss on disposal of property, plant and equipment, net	10.6	(0.5)	10.1
Acquisition and integration expenses	33.7	(2.4)	31.3
Impairment charges	115.2	(68.0)	47.2
Operating (loss) income	(52.2)	73.9	21.7
Other expense (income), net	18.7	2.0	20.7
Interest expense, net	81.6	(1.0)	80.6
Loss from continuing operations before income taxes	(152.5)	72.9	(79.6)
Income tax expense (benefit)	4.3	2.6	6.9
Net loss from continuing operations	$(156.8)	$70.3	$(86.5)

Net loss from continuing operations per common share
Basic	$(1.01)		$(0.56)	2(f	)
Diluted	$(1.01)		$(0.56)	2(f	)

Weighted average common shares outstanding (in thousands)
Basic	155,446		155,446
Diluted	155,446		155,446

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information presented above gives effect to the Sale of the European Business, subject to the assumptions set out herein. The historical financial information of Primo Water Corporation is presented in accordance with GAAP. The Transaction qualifies for presentation as discontinued operations under ASC-205-20.

The historical financial information has been adjusted to give effect to matters that are directly attributable to the Sale of the European Business and factually supportable. The pro forma adjustments have been prepared to illustrate the estimated effect of the Transaction.

2. The Sale of the European Business

The following pro forma adjustments have been reflected in the unaudited pro forma condensed consolidated financial information.

a.	Represents the assets and liabilities of the European Business subject to sale under the Purchase Agreement as of September 30, 2023.

b.	Cash proceeds from the sale less anticipated transaction costs:

Cash proceeds from the sale	$575.0
Less: Purchase price adjustment	(9.1)
Total consideration	565.9
Less: Estimated transaction costs	(13.6)
Net cash proceeds	$552.3

Transaction costs will not recur in the Company's statement of operations beyond 12 months after the disposition date.

c.
The tax expense and related taxes payable associated with the Sale of the European Business are estimated at $3.0 million and $3.0 million, respectively. The tax expense and related taxes payable were calculated by considering (a) the cash proceeds in excess of the estimated Canadian tax basis of the shares sold, (b) tax-deductible transaction costs, (c) the existing Canadian tax attributes, and (d) the execution of the pre-divestiture restructuring. The taxable gain and the related taxes payable are subject to change.

d.	The estimated gain on the Sale of the European Business assuming we had completed the sale as of September 30, 2023 is as follows:

Net cash proceeds	$552.3
Net assets sold	(326.3)
Accumulated other comprehensive income	14.9
Pre-tax gain on sale	240.9
Tax expense	(3.0)
Estimated after-tax gain on sale	$237.9

The estimated gain on the Transaction includes the recognition of the accumulated other comprehensive income from the European Business, which includes $12.8 million of currency translation adjustments and $2.1 million related to pension actuarial net gains.

For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated gain recognized in retained earnings is based on the net carrying value of the European Business as of September 30, 2023, rather than as of the closing date of the Transaction. As a result, the estimated gain reflected herein may differ materially from the actual gain on the Sale of the European Business as of the closing because of the differences in the carrying value of assets and liabilities at the closing date.

e.
Represents the elimination of revenues and expenses associated with the European Business for the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021, and the nine months ended September 30, 2023.

f.
Represents pro forma basic and diluted income (loss) per share for the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021, and the nine months ended September 30, 2023. Additionally, pro forma diluted weighted average common shares outstanding for the fiscal year ended January 1, 2022 have been adjusted as a result of the change from reporting a net loss from continuing operations to pro forma net income from continuing operations for the period.

3. Other Separation Adjustments

a.
Adjustment to reflect anticipated use of cash proceeds from the Sale of the European Business to pay down the $132.0 million balance on the Company’s revolving credit facility as if the closing of the Transaction occurred on September 30, 2023. The principal balance of the revolving credit facility as of the payment date is expected to be approximately $115.0 million.

b.
The fiscal year ended December 31, 2022 and nine months ended September 30, 2023 have been adjusted to reflect costs incurred by the Company related to services provided by the Purchaser pursuant to the Transition Services Agreement assuming the closing of the Transaction occurred on January 2, 2022.

c.
The fiscal year ended December 31, 2022 and nine months ended September 30, 2023 reflect reductions in historical interest expense incurred due to the anticipated voluntary paydown of the revolving credit facility described in Note 3(a) assuming the closing of the Transaction occurred on January 2, 2022.

d.
Reflects an adjustment for the estimated tax effect of the increase in taxable income from the decrease in interest expense described in Note 3(c). The estimated tax effect of these adjustments was calculated using the historical statutory rate in effect for each period presented.